Exhibit 1.01
Xylem Inc.
Conflict Minerals Report
For the Year Ended December 31, 2021

Xylem Inc. (the “Company”) has prepared this Report for the year ended December 31, 2021 to satisfy the requirements of Rule 13p-1 of the Securities Exchange Act of 1934 relating to conflict minerals (the “Rule”). The term "conflict minerals" is defined in the Rule as cassiterite, columbite-tantalite (coltan), wolframite, and their derivatives, tin, tantalum, tungsten, and gold (“conflict minerals” or “3TG”); or any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo ("DRC") or any adjoining country that shares an internationally recognized border with the DRC. For the purpose of this Report, the adjoining countries and the DRC are referred to as the “Covered Countries.”

Company and Product Overview

Xylem is a leading global water technology company. Xylem designs, manufactures and services highly engineered products and solutions across a wide variety of critical applications, primarily in the water sector, but also in energy. Our broad portfolio of products, services and solutions addresses customer needs of scarcity, resilience, and affordability across the water cycle, from the delivery, measurement and use of drinking water, to the collection, testing, analysis and treatment of wastewater, to the return of water to the environment. We sell our products in approximately 150 countries to a diverse customer base through a global distribution network consisting of our direct sales forces and independent channel partners.

We have three reportable business segments that are aligned around the critical market applications they provide: Water Infrastructure, Applied Water and Measurement & Control Solutions. Our Water Infrastructure segment primarily supports the process that collects water from a source, treats it and distributes it to users and then treats and returns the wastewater responsibly to the environment through two closely linked applications: Transport and Treatment. Our Water Infrastructure segment offers a range of products including water and wastewater pumps, treatment equipment, and controls and systems. Our Applied Water segment encompasses the uses of water in two primary applications: Building Services and Industrial Water. These applications serve a diverse set of customers in commercial, residential and industrial end markets. Our Applied Water segment’s major products include pumps, valves, heat exchangers, controls and dispensing equipment. Our Measurement & Control Solutions segment develops advanced technology solutions that enable intelligent use and conservation of critical water and energy resources. Our Measurement & Control Solutions segment delivers communications, smart metering, measurement and control technologies, critical infrastructure technologies, analytical instrumentation, software and services including cloud-based analytics, remote monitoring and data management, leak detection, condition assessment, asset management, and pressure monitoring solutions.

We have manufacturing facilities in numerous countries producing thousands of parts. Our facilities procure materials and products globally and regionally, that are then assembled into our products or are resold. There are multiple tiers in our supply chain and we do not have a direct relationship with smelters and refiners. As such, we rely on our direct suppliers to provide information on the existence of, and the origin of, any 3TG contained in components and materials supplied to us, including the sources of any 3TG that are supplied to them from their supply chains. Our direct suppliers similarly rely on information provided by their suppliers.

We have adopted a Conflict Minerals Policy Statement ("Policy") that applies to all of our suppliers. This Policy articulates our conflict minerals supply chain due diligence process and our commitment to our reporting obligations regarding conflict minerals. Our Policy is available on our website at https://www.xylem.com/en-us/about-xylem/conflict-minerals-policy-statement/.

Reasonable Country of Origin Inquiry

We determined that 3TGs were necessary to the functionality and production of some of our products manufactured during the 2021 calendar year. Accordingly, we conducted a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether the 3TGs may have originated in the Covered Countries and whether the minerals may have come from recycled or scrap sources.

We conducted an engineering analysis of the products we manufacture or contract to manufacture to identify products and components used in our manufacturing process that contain, or had a high probability of containing, one or more 3TG. Our engineering departments then worked with sourcing departments across the Company to identify the associated direct suppliers (the “in-scope suppliers”) that provide the Company with those products. We reviewed our supplier list to see that irrelevant or “out of scope” suppliers were removed from the conflict minerals survey process, based on the following criteria:

•The supplier supplies packaging only (excluding labels).
•The supplier supplies the Company with items that do not end up in our products (including equipment used to make our products).
•The supplier is a test lab.
•The supplier is a service provider only.

To assist in determining whether necessary 3TG in our products originated in Covered Countries, we retained Assent Compliance (“Assent”), a third-party service provider, to assist us in reviewing our supply chain.

We provided a list of in-scope suppliers to Assent for upload to its Assent Compliance Manager tool (“ACM”). Assent's ACM is a SaaS platform that enables its users to complete and track supplier communications as well as allow suppliers to upload completed Conflict Minerals Reporting Templates ("CMRTs") directly to the platform for assessment and management. Via the ACM, we contacted and conducted a survey of 3,391 in-scope suppliers using version 6.1 of the CMRT maintained by the Responsible Minerals Initiative ("RMI"). Assent requested that all in-scope suppliers complete a CMRT and included training and education resources to guide suppliers on best practices and the use of the CMRT template. Assent monitored and tracked all communications in the ACM for future reporting and transparency. Assent’s program also includes automated data validation on all submitted CMRTs. The goal of data validation was to increase the accuracy of submissions and identify any contradictory answers in the CMRTs.

All submitted CMRTs are accepted and classified as valid or invalid and all data is retained. Suppliers with invalid or incomplete CMRTs were contacted and encouraged to resubmit a valid or complete form. Suppliers were also provided with guidance on how to correct validation errors. As of April 29, 2022, approximately 1.6% of our in-scope suppliers were classified as submitting invalid or incomplete responses. Included in these responses were suppliers who responded to our inquiry with a response that was in a form other than the CMRT. The percentage of invalid or incomplete responses has decreased slightly compared to 2.2% in the prior reporting year.

Assent compared the list of smelters and refiners provided in our in-scope suppliers’ CMRT responses to the lists of smelters maintained by the RMI. If a supplier indicated that a facility was certified as conflict-free, Assent confirmed that the facility was listed on RMI’s list of validated conflict-free smelters and refiners of 3TGs. Our in-scope suppliers identified a total of 336 smelters and refiners that appear on the lists maintained by RMI. Of these 336 smelters and refiners, 230 are validated as conflict-free by RMI or a cross-recognized initiative. Furthermore, based on information provided by RMI, 36 smelters or refiners have agreed to undergo, are currently undergoing, or have failed and may be appealing a third-party audit. Most of the CMRTs received were made on a company or division-level basis, which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TGs contained in our products. Based on our RCOI, we exercised further due diligence on the source and chain of custody of the 3TGs contained in components and products provided by our suppliers, as required by the Rule.

Due Diligence

Our conflict minerals supply chain due diligence program is designed to conform, in all material respects, to the framework in The Organisation for Economic Co-operation and Development's Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and the related Supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”). We integrated the five steps recommended by the OECD Guidance as follows:

Step 1: Establish Strong Management Systems Regarding Conflict Minerals

•
We established a cross-functional team to implement and manage our conflict minerals compliance program. The team, led by our procurement group, includes representatives from our businesses and subject matter experts in the fields of engineering, information technology, legal, operations and procurement.

•
We adopted a Conflict Minerals Policy Statement that applies to all of our suppliers. Our Conflict Minerals Policy Statement is publicly available on our website at: https://www.xylem.com/en-US/about-xylem/conflict-minerals-policy-statement/

•
Our controls include our Code of Conduct and our Supplier Code of Conduct, both publicly available on our website at https://www.xylem.com/en/about-xylem/, which outline expected behaviors for our employees and suppliers. In addition, we added a compliance clause to new and renewed supplier contracts, stating our expectation that suppliers provide the product content information the Company needs to comply with our conflict minerals reporting obligations.

•
We have a hotline, called Integrity Line, which provides employees and suppliers with a mechanism to report violations or concerns related to our policies, including our Conflict Minerals Policy Statement, our Code of Conduct and our Supplier Code of Conduct.

•
We engaged Assent Compliance to assist with supplier engagement, evaluating supply chain information regarding 3TGs and to assist with the development and implementation of additional due diligence steps.

•
To assist in the continuous improvement of the quality of the responses we received from our suppliers, we used Assent’s Learning Management System, Assent University, and provided all in-scope suppliers access to Assent’s Conflict Minerals training course and Supplier Help Centre.

•
Assent retains all conflict minerals related data and documents in accordance with the recommended retention guidelines of five years, including supplier responses to CMRTs. The information and findings from this process are stored in a database that can be audited by internal or external parties.

Step 2: Identify and Assess Risk in the Supply Chain

We adopted the RMI’s approach, which attempts to trace the origin of the 3TG provided to us by identifying smelters, refiners, recyclers and scrap supplier sources. As discussed above, we surveyed 3,391 in-scope suppliers using the CMRT in an effort to identify the origin, source and chain of custody of 3TGs contained in our products.

We conducted multiple rounds of follow-up with suppliers who were not responsive to our survey. We reviewed the responses we received against red flag indicators and validation criteria to determine which supplier responses required further engagement. Certain risks were identified automatically through Assent's ACM system based on pre-established criteria. These risks were addressed by Assent's supply chain staff as well as members of our internal conflict minerals team to engage the supplier to gather additional pertinent data.

The primary risk we identified related to the nature of the responses received. Many of the responses provided data at a company or divisional level, or suppliers were unable to specify the smelters or refiners used for 3TG in the components supplied to the Company. Additionally, the majority of suppliers indicated to Assent that they received information regarding their supply chain from at least 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

We identified and assessed risks associated with conflict minerals in the supply chain in accordance with OECD Guidelines. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared the facilities listed in the CMRT responses to the list of smelters and refiners maintained by the RMI to ensure that the facilities met RMI's definition of a 3TG processing facility that was operational during the 2021 calendar year.

In order to assess the risk that any of these smelters and refiners posed to our supply chain, Assent determined if the smelter or refiner had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process ("RMAP"). We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Smelters and refiners that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter or refiner’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists. To each smelter that is currently not conformant to RMAP, Assent is sending a smelter outreach letter on behalf of Xylem to encourage participation in cross-recognized industry audit programs. For those smelters for which Assent does not have direct contact information, Assent will also send this outreach letter to smelters’ respective metals associations.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Assent uses the following factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags:

•	Geographic proximity to the DRC and the Covered Countries;

•	Known mineral source country of origin;

•	RMAP audit status;

•	Credible evidence of unethical or conflict sourcing; and

•	Peer assessments conducted by credible third-party sources.

As part of our risk management plan under the OECD Guidance, when these facilities were reported on a CMRT by one of the in-scope suppliers surveyed, risk mitigation activities are initiated. Through Assent Compliance, submissions that include facilities with red flags are sent a notice instructing the supplier to take their own risk mitigation actions, including submission of a product-specific CMRT to better identify the connection to products that they supply to the Company, and escalating up to removal of these red flag smelters from their supply chain.

Step 3: Design and Implement a Strategy to Respond to Identified Risks in our Supply Chain

As discussed under Step 2 above, we reviewed CMRT survey responses against risk-assessment criteria, and worked to resolve any red flags or inconsistencies identified. We evaluated risks on a case-by-case basis; this flexible approach enabled us to provide a risk-appropriate response.

Step 4: Independent Third-Party Audits of Supply Chain Due Diligence

We do not have a direct relationship with smelters or refiners and we do not perform or direct audits of smelters or refiners. We have leveraged the due diligence conducted on smelters and refiners through the RMI’s RMAP. The RMAP uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials.

Step 5: Publicly Report on our Supply Chain Due Diligence

We report annually on our conflict minerals due diligence program in our Form SD filed with the Securities and Exchange Commission ("SEC") and this related Report, which are publicly available on our website at www.xylem.com under “Investors – Access Financial Information – SEC Filings.”

Results of our RCOI and Due Diligence

For the 2021 reporting year, of the 3,391 in-scope suppliers surveyed, approximately 65% responded (as compared to a 58% response rate for the 2020 reporting year). We have a wide supplier base with varying levels of resources and sophistication and many of our suppliers are not subject to the Rule themselves. The majority of the responses we received provided information at the company or division level and/or did not contain conclusive information. There were also suppliers that were unable to provide information on the smelters or refiners they used for materials supplied to us. Some of our in-scope suppliers reported that they had identified scrap or recycled sources of conflict minerals in their supply chains.

Based on the information obtained through our RCOI and the due diligence processes described above, for the year ended December 31, 2021, we do not have sufficient information to determine the country of origin for all of the 3TGs contained in or used to manufacture our products. We have provided a list of smelters and refiners that may have been used to process minerals in the Company’s supply chain in the Annex to this Report. The list is based on information reported by some of the Company’s in-scope suppliers. While the list is not comprehensive, it is also over-inclusive, containing some smelters or refiners that are not definitively in the Company’s supply chain due supplier responses at the company level.

Continuous Improvement Efforts to Mitigate Risks

To improve our conflict minerals program and mitigate related risk, we will continue to:

•	Engage with suppliers in an effort to improve the quality of the information we receive and to increase the volume of product-specific responses.

•	Work with suppliers who provide incomplete or inconsistent information.

•	Refine our scoping approach, so that our efforts will be directed at the most relevant subset of our supply base.

•	Communicate to suppliers our expectations regarding compliance with the Company’s Conflict Minerals Policy Statement.

•	Conduct due diligence to improve the traceability of the minerals in our products and the overall transparency of our supply chain.

Forward-Looking Statements

This Report contains “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Act of 1995, that are based on our current expectations and assumptions. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements include any statements that are not historical and include the statements made under the heading “Continuous Improvement Efforts to Mitigate Risks”. All forward-looking statements made in this Report are based on information currently available to the Company as of the date of this Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and its present expectations. Many of these risks and uncertainties are currently amplified by and may continue to be amplified by, or in the future may be amplified by, the novel coronavirus (COVID-19) pandemic or other actual or potential epidemics, pandemics or global health crises. These risks and uncertainties include, but are not limited to, the challenges associated with understanding our entire supply chain to reach the source of conflict minerals; the continued implementation of satisfactory traceability and other compliance measures by the Company and by our direct and indirect suppliers on a timely basis, or at all; the impact of changes in laws and regulations, and the interpretation thereof, and in political conditions; the impact of restructuring activities and the reorganizations of our operations; the impact of acquisitions, divestitures, joint ventures and other transactions; other factors beyond our control; and also include those risks set out under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and with subsequent filings we make with the SEC.

ANNEX
Metal	Standard Smelter Name	Smelter Facility Location
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	LT Metal Ltd.	Republic of Korea
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asahi Refining Canada Ltd.	Canada
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Suzhou) Ltd.	China

Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Samduck Precious Metals	Republic of Korea
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan (Province of China)
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Torecom	Republic of Korea
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China

Gold	SAFINA A.S.	Czechia
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Geib Refining Corporation	United States of America
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Singway Technology Co., Ltd.	Taiwan (Province of China)
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	T.C.A S.p.A	Italy
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Korea Zinc Co., Ltd.	Republic of Korea
Gold	Marsam Metals	Brazil
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	SAAMP	France
Gold	8853 S.p.A.	Italy
Gold	Italpreziosi	Italy
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Bangalore Refinery	India
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Safimet S.p.A	Italy
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Caridad	Mexico
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Republic of Korea
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	Kazakhmys Smelting LLC	Kazakhstan

Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Sabin Metal Corp.	United States of America
Gold	Samwon Metals Corp.	Republic of Korea
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Super Dragon Technology Co., Ltd.	Taiwan (Province of China)
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Morris and Watson	New Zealand
Gold	Guangdong Jinding Gold Limited	China
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Sudan Gold Refinery	Sudan
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Industrial Refining Company	Belgium
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Abington Reldan Metals, LLC	United States of America
Gold	L'Orfebre S.A.	Andorra
Gold	AU Traders and Refiners	South Africa
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Sai Refinery	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Pease & Curren	United States of America
Gold	JALAN & Company	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	African Gold Refinery	Uganda
Gold	Gold Coast Refinery	Ghana
Gold	NH Recytech Company	Republic of Korea
Gold	QG Refining, LLC	United States of America
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	CGR Metalloys Pvt Ltd.	India

Gold	Sovereign Metals	India
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Augmont Enterprises Private Limited	India
Gold	Kundan Care Products Ltd.	India
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	K.A. Rasmussen	Norway
Gold	Alexy Metals	United States of America
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	Sellem Industries Ltd.	Mauritania
Gold	MD Overseas	India
Gold	Metallix Refining Inc.	United States of America
Gold	WEEEREFINING	France
Gold	Value Trading	Belgium
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	NPM Silmet AS	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	QuantumClean	United States of America
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States of America
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany

Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China
Tin	Minsur	Peru
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Alpha	United States of America
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	China Tin Group Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Mitsubishi Materials Corporation	Japan
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Rui Da Hung	Taiwan (Province of China)
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
Tin	PT Menara Cipta Mulia	Indonesia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	PT Bangka Serumpun	Indonesia
Tin	Tin Technology & Refining	United States of America
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	Yunnan Tin Company Limited	China
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	PT Cipta Persada Mulia	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Super Ligas	Brazil
Tin	PT Sukses Inti Makmur	Indonesia
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Pongpipat Company Limited	Myanmar

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	PT Masbro Alam Stania	Indonesia
Tin	Precious Minerals and Smelting Limited	India
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Niagara Refining LLC	United States of America
Tungsten	China Molybdenum Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	KGETS Co., Ltd.	Republic of Korea
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Lianyou Metals Co., Ltd.	Taiwan (Province of China)
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	GEM Co., Ltd.	China
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Fujian Xinlu Tungsten	China
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	LLC Volstok	Russian Federation